As Filed With the Securities and Exchange Commission
                                 on April 20, 2000

                              Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                              CAVALRY BANCORP, INC.
             (Exact name of Registrant as Specified in its Charter)

                       TENNESSEE                          62-1721072
            (State or Other Jurisdiction of          (I.R.S.  Employer
             Incorporation or Organization)          Identification No.)
             ------------------------------          -------------------

                     CAVALRY BANCORP, INC.
                    114 WEST COLLEGE STREET
                   MURFREESBORO,  TENNESSEE                      37130
             (Address of Principal Executive Offices)          (Zip Code)
             ----------------------------------------          ----------

                  CAVALRY BANCORP, INC. 1999 STOCK OPTION PLAN
             CALVARY BANCORP, INC. 1999 MANAGEMENT RECOGNITION PLAN
                            (Full title of the plans)

                               ED C. LOUGHRY, JR.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              CAVALRY BANCORP, INC.
                             114 WEST COLLEGE STREET
                             MURFREESBORO, TENNESSEE
                     (Name and address of agent for service)


                                 (615) 893-1234
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              BOB F. THOMPSON, ESQ.
                             BASS, BERRY & SIMS PLC
                         315 DEADRICK STREET, SUITE 2700
                         NASHVILLE, TENNESSEE 37238-0002

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                    Proposed      Proposed maximum
                                    maximum         Aggregate        Amount of
Title of securities  Amount to      offering price   offering      registration
to be registered     be registered  per  share  (1)  price  (1)         fee
--------------------------------------------------------------------------------
 Common  Stock,
 par value
 $0.01 per share    1,055,355 shares  $12.4375       $13,125,978    $3,466
================================================================================


(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT



ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE
          -------------------------------------------

     The following documents previously filed by Cavalry Bancorp, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed March 27, 2000; and

(b) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A filed January 1, 1998.

     All  documents and reports subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM  4.  DESCRIPTION  OF  SECURITIES
          ---------------------------

Not  applicable


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
          -------------------------------------------

Not  applicable

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
          ---------------------------------------------

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) the person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed that the conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) the officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) the officer or director breached his duty of care to the corporation.

     The Registrant's Charter provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Registrant's Charter provides further that the Registrant shall advance expenses to each director and officer of the Registrant to the full extent allowed by the laws of the state of Tennessee, both as now in effect and as hereafter adopted. Under the Registrant's Charter, these indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

     The Registrant believes that its Charter provisions are necessary to attract and retain qualified persons as directors and officers.

     The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent the director or officer becomes legally obligated to pay the claim.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED
          --------------------------------------

Not  applicable

ITEM  8.  EXHIBITS
          --------

(See  Exhibit  Index  page 6)

ITEM  9.     UNDERTAKINGS
             ------------

A.     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on the 19th day of April, 2000.

                                       CALVARY  BANCORP,  INC.


                                       By:/s/Ed C. Loughry, Jr.
                                          ---------------------------
                                          Ed  C.  Loughry,  Jr.,
                                          Chairman of the Board and
                                          Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ed C. Loughry, Jr. and Hillard C. "Bud" Gardner his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

     Signature                    Title                         Date
     ---------                    -----                         ----
/s/Ed C. Loughry,  Jr.        Chief Executive Officer,         April 13, 2000
---------------------------   Chairman of the  Board
Ed  C.  Loughry,  Jr.         (Principal Executive Officer)


/s/Hillard C. "Bud" Gardner   Senior Vice President and        April 17, 2000
---------------------------   Chief Financial Officer
Hillard C. "Bud" Gardner      (Principal Financial and
                              Accounting  Officer)


/s/Gary Brown                 Vice Chairman of the Board      April 20, 2000
---------------------------
Gary  Brown


/s/Ronald F. Knight           Director,  President             April 18, 2000
---------------------------   and Chief Operating Officer
Ronald  F.  Knight


/s/Frank E. Crosslin          Director                         April 13, 2000
----------------------------
Frank  E.  Crosslin,  Jr.


/s/Tim  J.  Durham            Director                         April 13, 2000
---------------------------
Tim  J.  Durham


/s/Ed  Elam                   Director                         April 13, 2000
---------------------------
Ed  Elam


/s/James C. Cope              Director                         April 13, 2000
---------------------------
James  C.  Cope


/s/Terry G. Haynes            Director                         April 13, 2000
---------------------------
Terry  G.  Haynes


/s/William H. Huddleston, IV  Director                         April 13, 2000
----------------------------
William  H.  Huddleston,  IV

                                  EXHIBIT  INDEX


 Exhibit
 No.           Exhibit  Description
----          ---------------------

4.1           Cavalry Bancorp, Inc. 1999 Stock Option Plan *


4.2           Calvary Bancorp, Inc. 1999 Management Recognition Plan *


5             Opinion  of  Bass,  Berry  &  Sims  PLC


23.1          Consent  of  Rayburn,  Betts  &  Bates,  P.C.


23.2          Consent  of  Bass,  Berry  &  Sims  PLC  (included  in  Exhibit 5)


24            Power  of  Attorney  (see signature pages)

* Incorporated herein by reference to the Registrant's Annual Meeting Proxy Statement dated March 15, 1999, as filed with the Securities and Exchange Commission on March 15, 1999.

                                   Exhibit 5

                         Opinion of Bass Berry & Sims PLC

                                BASS, BERRY & SIMS PLC
                      A PROFESSIONAL LIMITED LIABILITY COMPANY
                                 ATTORNEYS  AT  LAW

                      315  DEADERICK  STREET,  SUITE  2700
                        NASHVILLE,  TENNESSEE  37238-0002
                                  (615)  742-6200

    KNOXVILLE  OFFICE:                                  MEMPHIS  OFFICE:
  1700 RIVERVIEW TOWER                              THE TOWER AT PEABODY PLACE
KNOXVILLE,  TN  37901-1509                         100 PEABODY PLACE, SUITE 950
    (865) 521-6200                                     MEMPHIS,  TN  38103
                                                         (901)  543-5900


                                      April 20, 2000

Cavalry  Bancorp,  Inc.
114  West  College  Street
Murfreesboro,  Tennessee  37130


     Re:     Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

    We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Cavalry Bancorp, Inc. 1999 Stock Option Plan and the Calvary Bancorp, Inc. 1999 Management Recognition Plan (the "Plans"), filed by you with the Securities and Exchange Commission covering 1,055,355 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable pursuant to the Plans. In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                             Very  truly  yours,


                                             /s/  Bass,  Berry  &  Sims  PLC
                                             -------------------------------





2096010.1

                                  Exhibit 23.1
                       Consent of Rayburn, Betts & Bates, P.C.

                          RAYBURN, BETTS & BATES, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                    SUITE 4=0
                              1110 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Cavalry Bancorp, Inc. on Form S-8, of our report dated January 18, 2000, appearing in (and incorporated by reference in) the Annual Report on Form 10-K for the year ended December 31, 1999.




                                    /s/Rayburn, Betts & Bates, P.C.
                                    -------------------------------------
                                    Rayburn, Betts & Bates, P.C.


Nashville,  Tennessee
April  18,  2000

                                Exhibit 23.2

               Consent of Bass, Berry & Sims, PLC  (see Exhibit 5)

                                Exhibit 24

                   Power of Attorney (see signature page)